Exhibit 99.1

For Immediate Release

Contact:	Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Fourth Quarter

and Full-Year 2023 Financial Results

Highlights

Fourth Quarter 2023

•	Sales of $819 million declined 4.5% as reported and 8% in organic constant currency, in line with guidance

•	Operational excellence drove gross margin expansion of 170 basis points and adjusted operating margin expansion of 120 basis points

•	Non-GAAP EPS of $3.62 at the high end of guidance; GAAP EPS of $3.65

Full-Year 2023

•	Strong execution in tough market conditions delivered sales of $2,956 million, a decline of 0.5% as reported and 2% in organic constant currency, as expected

•	Wyatt acquisition delivered an on-target M&A contribution of 2.5% to sales

•	Gross margin expanded 160 basis points to 59.6% and adjusted operating margin expanded 70 basis points to 30.9%

MILFORD, Mass., February 6, 2024 - Waters Corporation (NYSE: WAT) today announced its financial results for the fourth quarter and full-year 2023.

Sales for the fourth quarter of 2023 were $819 million, a decrease of 4.5% as reported, compared to sales of $859 million for the fourth quarter of 2022. Currency translation had minimal impact on sales, while the impact of acquisitions increased sales by more than 3%.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2023 were $3.65, compared to $3.81 for the fourth quarter of 2022. On a non-GAAP basis, EPS was $3.62, compared to $3.84 for the fourth quarter of 2022. This includes a headwind of approximately 2% due to unfavorable foreign exchange.

For fiscal year 2023, the Company’s sales were $2,956 million, a decrease of 0.5% as reported, compared to sales of $2,972 million for fiscal year 2022. Currency translation decreased sales by approximately 1%, while the impact of acquisitions increased sales by 2.5%.

On a GAAP basis, EPS for fiscal year 2023 was $10.84, compared to $11.73 for fiscal year 2022. On a non-GAAP basis, EPS was $11.75, compared to $12.02 in fiscal year 2022. This includes a headwind of approximately 3% due to unfavorable foreign exchange and a 1% dilution from the Wyatt acquisition.

“Waters results in 2023 demonstrate our teams’ strong focus on execution, the competitiveness of our new products, and the resilience of demand in QA/QC and high-volume applications,” said Dr. Udit Batra, President & CEO, Waters Corporation. “Our focus on operational excellence helped us to deliver exceptional margin expansion even in difficult market conditions.”

Dr. Batra continued, “The year ended with our business benefitting from an expected increase in sales in Q4 versus that of Q3, a testament to our teams’ commitment to innovation that addresses our customers’ greatest needs. We also reached a new chapter in our transformation in 2023 with the acquisition of Wyatt. We have made very good progress integrating the team, achieving our target sales contribution of 2.5% for the year.”

Fourth Quarter 2023

During the fourth quarter of 2023, sales into the pharmaceutical market decreased 6% as reported and 11% in organic constant currency, sales into the industrial market decreased 3% as reported and 4% in organic constant currency, and sales into the academic and government markets decreased 2% as reported and 9% in organic constant currency.

During the quarter, instrument system sales decreased 14% as reported and 20% in organic constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 7% as reported and 5% in organic constant currency.

Geographically, sales in Asia during the quarter decreased 18% as reported and 16% in organic constant currency (with China sales declining almost 40%). Sales in the Americas increased 4% as reported and decreased 2% in organic constant currency. Sales in Europe increased 3% as reported and decreased 6% in organic constant currency.

Full-Year 2023

For fiscal year 2023, sales into the pharmaceutical market decreased 3% as reported and 5% in organic constant currency, sales into the industrial market were flat as reported and in organic constant currency, and sales into the academic and government markets increased 13% as reported and 10% in organic constant currency.

For fiscal year 2023, instrument system sales decreased 7% as reported and 10% in organic constant currency, while recurring revenues increased 6% as reported and in organic constant currency.

Geographically, sales in Asia for fiscal year 2023 decreased 11% as reported and 7% in organic constant currency (with China sales declining more than 20%). Sales in the Americas increased 5% as reported and 1% in organic constant currency. Sales in Europe increased 7% as reported and 2% in organic constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and First Quarter 2024 Financial Guidance

Full-Year 2024 Financial Guidance

The Company expects full-year 2024 organic constant currency sales growth to be in the range of -0.5% to +1.5%. Currency translation is expected to decrease full-year sales growth by approximately 1%. M&A contribution from the Wyatt transaction covering the first four and a half months of the year is expected to increase full-year reported sales growth by 1.3%. The resulting full-year 2024 reported sales growth is expected in the range of 0% to +2%.

The Company expects full-year 2024 non-GAAP EPS to be in the range of $11.75 to $12.05, which includes an estimated headwind of approximately 1% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

First Quarter 2024 Financial Guidance

The Company expects first quarter 2024 organic constant currency sales growth to be in the range of -11% to -9%. Currency translation is expected to decrease first quarter sales growth by approximately 1%. The Wyatt transaction is expected to increase first quarter reported sales growth by 3.5%. The resulting first quarter 2024 reported sales growth is expected in the range of -8.5% to -6.5%.

The Company expects first quarter 2024 non-GAAP EPS to be in the range of $2.05 to $2.15, which includes an estimated headwind of approximately 4% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

Conference Call Details

Waters Corporation will webcast its fourth quarter and fiscal year 2023 financial results conference call today, February 6, 2024, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through February 20, 2024 on the same website by webcast and also by phone at (866) 363-1805.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, food, and environmental sciences for more than 60 years. With approximately 8,000 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to, and expectations or ability to realize commercial success of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities; the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability; the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with contingent purchase price payments and expansion of our business into new or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 1, 2023, July 1, 2023, and September 30, 2023 as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$819,474	$858,510	$2,956,416	$2,971,956
Costs and operating expenses:
Cost of sales	318,360	348,190	1,195,223	1,248,182
Selling and administrative expenses	180,357	174,257	736,014	658,026
Research and development expenses	44,386	48,277	174,945	176,190
Purchased intangibles amortization	12,148	1,503	32,558	6,366
Acquired in-process research and development	—	—	—	9,797
Operating income	264,223	286,283	817,676	873,395
Other (expense) income, net	(557)	(372)	807	2,228
Interest expense, net	(26,066)	(10,415)	(82,240)	(37,777)
Income from operations before income taxes	237,600	275,496	736,243	837,846
Provision for income taxes	21,395	48,434	94,009	130,091
Net income	$216,205	$227,062	$642,234	$707,755
Net income per basic common share	$3.66	$3.83	$10.87	$11.80
Weighted-average number of basic common shares	59,142	59,329	59,076	59,985
Net income per diluted common share	$3.65	$3.81	$10.84	$11.73
Weighted-average number of diluted common shares and equivalents	59,311	59,644	59,270	60,331

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended December 31, 2023 and December 31, 2022

(In thousands)

						Organic
						Constant
	Three Months Ended		Percent	Impact of	Impact of	Currency
	December 31, 2023	December 31, 2022	Change	Currency	Acquisitions	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$716,932	$754,753	(5%)	0%	4%	(9%)
TA	102,542	103,757	(1%)	1%	0%	(2%)

Total	$819,474	$858,510	(5%)	0%	3%	(8%)

NET SALES - PRODUCTS & SERVICES

Instruments	$397,201	$463,038	(14%)	1%	5%	(20%)

Service	278,888	255,734	9%	1%	2%	6%
Chemistry	143,385	139,738	3%	0%	0%	3%

Total Recurring	422,273	395,472	7%	0%	2%	5%

Total	$819,474	$858,510	(5%)	0%	3%	(8%)

NET SALES - GEOGRAPHY
Asia	$261,893	$319,465	(18%)	(3%)	1%	(16%)
Americas	303,746	293,118	4%	0%	6%	(2%)
Europe	253,835	245,927	3%	6%	4%	(6%)

Total	$819,474	$858,510	(5%)	0%	3%	(8%)

NET SALES - MARKETS
Pharmaceutical	$463,698	$492,763	(6%)	1%	4%	(11%)
Industrial	260,249	267,923	(3%)	(0%)	1%	(4%)
Academic & Government	95,527	97,824	(2%)	1%	7%	(9%)

Total	$819,474	$858,510	(5%)	0%	3%	(8%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2023 and December 31, 2022

(In thousands)

						Organic
						Constant
	Twelve Months Ended		Percent	Impact of	Impact of	Currency
	December 31, 2023	December 31, 2022	Change	Currency	Acquisitions	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$2,601,590	$2,626,462	(1%)	(1%)	3%	(3%)
TA	354,826	345,494	3%	(0%)	0%	3%

Total	$2,956,416	$2,971,956	(1%)	(1%)	3%	(2%)

NET SALES - PRODUCTS & SERVICES

Instruments	$1,361,581	$1,462,770	(7%)	(1%)	4%	(10%)

Service	1,053,366	983,787	7%	(1%)	2%	7%
Chemistry	541,469	525,399	3%	(1%)	0%	4%

Total Recurring	1,594,835	1,509,186	6%	(1%)	1%	6%

Total	$2,956,416	$2,971,956	(1%)	(1%)	3%	(2%)

NET SALES - GEOGRAPHY
Asia	$1,007,825	$1,131,743	(11%)	(4%)	0%	(7%)
Americas	1,108,573	1,055,635	5%	(0%)	4%	1%
Europe	840,018	784,578	7%	3%	3%	2%

Total	$2,956,416	$2,971,956	(1%)	(1%)	3%	(2%)

NET SALES - MARKETS
Pharmaceutical	$1,696,875	$1,751,665	(3%)	(1%)	3%	(5%)
Industrial	909,003	909,805	0%	(1%)	1%	0%
Academic & Government	350,538	310,486	13%	(1%)	4%	10%

Total	$2,956,416	$2,971,956	(1%)	(1%)	3%	(2%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Twelve Months Ended December 31, 2023 and December 31, 2022

(In thousands, except per share data)

	Selling & Administrative Expenses (a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended December 31, 2023
GAAP	$192,505	$44,386	$264,223	32.2%	$(557)	$237,600	$21,395	$216,205	$3.65
Adjustments:
Purchased intangibles amortization (b)	(12,148)	—	12,148	1.5%	—	12,148	2,906	9,242	0.16
Restructuring costs and certain other items (d)	(1,036)	—	1,036	0.1%	130	1,166	266	900	0.02
Acquisition related costs (e)	(649)	—	649	0.1%	—	649	156	493	0.01
Retention bonus obligation (g)	(5,725)	(1,909)	7,634	0.9%	—	7,634	1,832	5,802	0.10
Certain income tax items (f)	—	—	—	—	—	—	17,651	(17,651)	(0.30)

Adjusted Non-GAAP	$172,947	$42,477	$285,690	34.9%	$(427)	$259,197	$44,206	$214,991	$3.62

Three Months Ended December 31, 2022
GAAP	$175,760	$48,277	$286,283	33.3%	$(372)	$275,496	$48,434	$227,062	$3.81
Adjustments:
Purchased intangibles amortization (b)	(1,503)	—	1,503	0.2%	—	1,503	346	1,157	0.02
Restructuring costs and certain other items (d)	(1,364)	—	1,364	0.2%	(120)	1,244	278	966	0.02

Adjusted Non-GAAP	$172,893	$48,277	$289,150	33.7%	$(492)	$278,243	$49,058	$229,185	$3.84

Twelve Months Ended December 31, 2023
GAAP	$768,572	$174,945	$817,676	27.7%	$807	$736,243	$94,009	$642,234	$10.84
Adjustments:
Purchased intangibles amortization (b)	(32,558)	—	32,558	1.1%	—	32,558	7,758	24,800	0.42
Restructuring costs and certain other items (d)	(29,917)	—	29,917	1.0%	(521)	29,396	7,126	22,270	0.38
Acquisition related costs (e)	(13,947)	—	13,947	0.5%	—	13,947	3,347	10,600	0.18
Retention bonus obligation (g)	(14,093)	(4,699)	18,792	0.6%	—	18,792	4,510	14,282	0.24
Certain income tax items (f)	—	—	—	—	—	—	17,651	(17,651)	(0.30)

Adjusted Non-GAAP	$678,057	$170,246	$912,890	30.9%	$286	$830,936	$134,401	$696,535	$11.75

Twelve Months Ended December 31, 2022
GAAP	$664,392	$185,987	$873,395	29.4%	$2,228	$837,846	$130,091	$707,755	$11.73
Adjustments:
Purchased intangibles amortization (b)	(6,366)	—	6,366	0.2%	—	6,366	1,461	4,905	0.08
Acquired in-process research and development (c)	—	(9,797)	9,797	0.3%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(8,551)	—	8,551	0.3%	(3,273)	5,278	1,186	4,092	0.07
Certain income tax items (f)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$649,475	$176,190	$898,109	30.2%	$(1,045)	$859,287	$134,095	$725,192	$12.02

(a)	Selling & administrative expenses include purchased intangibles amortization.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations, tax audit settlements, or other tax items that are not indicative of the Company’s normal or future income tax expense.

(g)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2023	December 31, 2022
Cash, cash equivalents and investments	$395,974	$481,391
Accounts receivable	702,168	722,892
Inventories	516,236	455,710
Property, plant and equipment, net	639,073	582,217
Intangible assets, net	629,187	227,399
Goodwill	1,305,446	430,328
Other assets	438,770	381,516
Total assets	$4,626,854	$3,281,453
Notes payable and debt	$2,355,513	$1,574,878
Other liabilities	1,121,000	1,202,087
Total liabilities	3,476,513	2,776,965
Total stockholders’ equity	1,150,341	504,488
Total liabilities and stockholders’ equity	$4,626,854	$3,281,453

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2023 and December 31, 2022

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$216,205	$227,062	$642,234	$707,755
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	4,644	11,635	36,868	42,564
Depreciation and amortization	48,060	31,318	165,905	130,423
Change in operating assets and liabilities and other, net	(38,787)	(71,306)	(242,198)	(269,081)

Net cash provided by operating activities	230,122	198,709	602,809	611,661
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(41,588)	(62,184)	(160,632)	(175,921)
Business acquisitions, net of cash acquired	3,553	—	(1,282,354)	—
Proceeds from equity investments, net	91	—	742	8,903
Payments for intellectual property licenses	—	—	—	(7,535)
Net change in investments	—	—	(21)	66,586

Net cash used in investing activities	(37,944)	(62,184)	(1,442,265)	(107,967)
Cash flows from financing activities:
Net change in debt	(150,001)	30,000	779,600	60,000
Proceeds from stock plans	11,700	6,665	29,792	42,801
Purchases of treasury shares	156	(148,894)	(70,277)	(626,061)
Other cash flow from financing activities, net	7,658	783	15,836	13,627

Net cash (used in) provided by financing activities	(130,487)	(111,446)	754,951	(509,633)
Effect of exchange rate changes on cash and cash equivalents	(3,029)	11,813	(948)	(14,766)

Increase (decrease) in cash and cash equivalents	58,662	36,892	(85,453)	(20,705)
Cash and cash equivalents at beginning of period	336,414	443,637	480,529	501,234

Cash and cash equivalents at end of period	$395,076	$480,529	$395,076	$480,529

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$230,122	$198,709	$602,809	$611,661
Adjustments:
Additions to property, plant, equipment and software capitalization	(41,588)	(62,184)	(160,632)	(175,921)
Tax reform payments	—	—	72,101	38,454
Litigation settlements paid, net	(375)	—	(1,500)	(584)
Major facility renovations	3,494	8,113	15,645	32,079
Payment of acquired Wyatt liabilities (b)	—	—	25,617	—

Free Cash Flow - Adjusted Non-GAAP	$191,653	$144,638	$554,040	$505,689

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

(b)

In connection with the Wyatt acquisition, the Company assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. The Company believes that the assumed obligations do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended March 30, 2024			Twelve Months Ended December 31, 2024
	Range			Range
Projected Sales
Organic constant currency sales growth rate (a)	(11.0%)	—	(9.0%)	(0.5%)	—	1.5%
Impact of:
Currency translation	(1.0%)	—	(1.0%)	(0.8%)	—	(0.8%)
Acquisitions	3.5%	—	3.5%	1.3%	—	1.3%

Sales growth rate as reported	(8.5%)	—	(6.5%)	0.0%	—	2.0%

	Range			Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$1.77	—	$1.87	$10.80	—	$11.10
Adjustments:
Purchased intangibles amortization	$0.18	—	$0.18	$0.70	—	$0.70
Retention bonus obligation	$0.10	—	$0.10	$0.25	—	$0.25

Adjusted non-GAAP earnings per diluted share	$2.05	—	$2.15	$11.75	—	$12.05

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.